UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 20, 2013

Prime Estates & Developments, Inc.
(Exact name of registrant as specified in its Charter)

Nevada	333-162597	27-0611758
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wacker Drive,
Suite 3100, Chicago, Illinois 60606
(Address of Principal Executive Offices)

312.674.4529
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On November 20, 2013, our independent registered public accounting firm, M&K CPAS, PLLC (“M&K”), resigned.

The report of M&K on the financial statements of the Company for each of the two most recent fiscal years, and its reviews of interim financial statements contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except they contained an explanatory paragraph disclosing the uncertainty regarding the Company’s ability to continue as a going concern.

M&K advised us that their immediate resignation on November 20, 2013 was “a result of the Company being unable to substantiate revenue.”

No audit or similar committee of the Board of Directors, or the Board of Directors, discussed the subject matter of the disagreements with the former accountant except to acknowledge receipt of and accept M&K’s resignation.

The resignation was not requested by our Board of Directors or any committee thereof.

We have authorized M&K to respond fully to the inquiries of the successor accountant concerning the subject matter of each of such disagreements.

We have provided M&K with a copy of the foregoing disclosure, and have requested that they furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosure. We are including as an Exhibit to this Form 8-K a copy of the letter from M&K as required by Item 304(a)(3) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(b) Exhibits

INDEX TO EXHIBITS

Exhibit	Description

16.1	Letter from M&K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME ESTATES & DEVELOPMENTS, INC.

November 20, 2013	By:	/s/ Panagiotis Drakopoulos
Panagiotis Drakopoulos
Chief Financial Officer